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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                February 28, 2003


                          EasyLink Services Corporation
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             (Exact name of registrant as specified in its charter)


           Delaware                       000-26371              13-3787073
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
        incorporation)                Identification No.)


                         399 Thornall Street, 6th Floor
                                Edison, NJ 08837
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                    (Address of principal executive offices)



Registrant's telephone number, including area code               (732) 906-2000



                                       N/A
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           Former Name or Former Address, if Changed Since Last Report



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ITEM 5. OTHER EVENTS


Announcement By PTEK Holdings of Its Purchase of Debt and Shares Held by Existing EasyLink Investor

EasyLink Services Corporation ("EasyLink" or the "Company") today announced that it is evaluating the proposed purchase by PTEK Holdings, Inc. (NASDAQ: PTEK), in a privately negotiated transaction between AT&T Corp. and PTEK, of 1,423,980 shares of outstanding Class A common stock of EasyLink held by AT&T and a promissory note of EasyLink held by AT&T. PTEK announced on February 28, 2003 that it had entered into an agreement with AT&T to purchase these securities.

The promissory note, with a principal amount of $10,000,000, represents approximately 13% of the aggregate principal amount of debt that EasyLink is seeking to restructure, and the shares represent approximately 8.3% of the total number of shares of Class A and Class B common stock outstanding as of December 31, 2002 and approximately 5.4% of the total outstanding voting power.

EasyLink did not have prior knowledge of the proposed transaction between PTEK and AT&T Corp. and is reviewing whether the transaction would violate its rights. The Company plans to meet with PTEK to discuss PTEK's intentions. At the present time, EasyLink is unable to evaluate the effect, if any, of the proposed transaction on EasyLink, including its proposed debt restructuring.

Other - Legal Matters

As previously announced, in connection with the termination of an agreement to sell the portal operations of the Company's discontinued India.com business, the Company brought suit against a broker that it had engaged in connection with the proposed sale of the portal operations alleging, among other things, breach of contract and misrepresentation. The broker brought a counterclaim against the Company for a brokerage fee that would have been payable on the closing of the proposed sale. The court entered a judgment in the amount of $931,000 against the Company. In response to the judgment, the Company filed a motion to alter the judgment in which the Company, among other things, requested that the Court vacate the judgment or reduce the amount of damages. On February 20, 2003, the Court vacated the original judgment and entered a declaratory judgment in EasyLink's favor that EasyLink does not owe the broker any fee or other compensation arising from the failed sale of the portal operations.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2003


                             EASYLINK SERVICES CORPORATION


                             By /s/ Thomas Murawski
                                ----------------------------------------
                             Thomas Murawski, Chief Executive Officer
                             and President